UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Ocuphire Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 1, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ocuphire Pharma, Inc. to be held on June 6, 2023 at 4:00 p.m. local time.
The enclosed Notice of 2023 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.
At the Annual Meeting, the agenda includes: (1) to elect six directors named in the Proxy Statement, each to serve a one-year term, (2) to ratify the appointment our independent registered public accounting firm for the fiscal year ending December 31, 2023, and (3) to approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years. The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees, and “FOR” the ratification of the appointment of our independent registered public accounting firm, and “FOR” every “THREE YEARS” for Proposal 3. Your vote is important.
The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online, vote electronically and submit your questions during the Annual Meeting by visiting http://www.viewproxy.com/ocuphire/2023 and entering your 11-digit control number. You will not be able to attend the Annual Meeting in person.
Whether or not you virtually attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by visiting http://www.viewproxy.com/ocuphire/2023 and entering the 11-digit control number on your proxy card.
Sincerely,

/s/ Richard Rodgers
Richard Rodgers Interim President and Chief Executive Officer

NOTICE OF 2023 ANNUAL
MEETING OF STOCKHOLDERS

WHEN	June 6, 2023 at 4:00 p.m. local time

WHERE
You may attend the Annual Meeting via the internet, vote your shares and, after the meeting adjourns, submit a question by first registering at https://viewproxy.com/ocuphire/2023/htype.asp using your Virtual Control Number that is on your proxy card. Your registration must be received by 11:59 p.m. Eastern time on June 2, 2023. On the day of the Annual Meeting, if you have properly registered, you may log in to attend the Annual Meeting by clicking on the link provided and the password you received by email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to vote are set forth below in the question “How do I vote at the Annual Meeting?.” If you do not comply with the procedures outlined in this Proxy Statement, you will not be admitted to the virtual Annual Meeting. Online access will begin at 3:45 p.m. Local Time on June 6, 2023, and we encourage you to access the meeting prior to the start time. The meeting webcast will begin promptly at 4:00 p.m. Local Time on Tuesday, June 6, 2023.

PURPOSE OF MEETING AND AGENDA	At the 2023 Annual Meeting, stockholders will vote:
	1.	to elect six directors named in the Proxy Statement, each to serve for a one-year term;
	2.	to ratify the appointment of our independent registered public accounting firm for 2023; and
	3.	to approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE	Stockholders of record at the close of business on April 10, 2023.

VOTING	Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to virtually attend the Annual Meeting.

ADMISSION TO THE ANNUAL MEETING	To attend the meeting, you will need the 11-digit control number included on your proxy card.
Sincerely,
Richard Rodgers
Interim President and Chief Executive Officer
Farmington Hills, Michigan
May 1, 2023

OCUPHIRE PHARMA, INC.
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

i

OCUPHIRE PHARMA, INC.
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE MEETING
Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held virtually via live webcast.You may attend the Annual Meeting via the internet, vote your shares and, after the meeting adjourns, submit a question by first registering at https://viewproxy.com/ocuphire/2023/htype.asp using your Virtual Control Number that is on your proxy card. Your registration must be received by 11:59 p.m. Eastern time on June 2, 2023. This Proxy Statement is first being sent to stockholders on or about May 1, 2023.
The Annual Meeting will be completely virtual and conducted via live audio webcast. You will be able to attend the Annual Meeting by first registering at https://viewproxy.com/ocuphire/2023/htype.asp. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.
We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.
If you are a registered holder, your virtual control number will be on your proxy card.
If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2023 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/ocuphire/2023/htype.asp. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 3:45 p.m. LT on June 6, 2023, the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937. Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “we,” “our,” “us”, or the “Company” are to Ocuphire Pharma, Inc., a Delaware corporation.

Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), at the close of business on April 10, 2023, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 10, 2023, 20,947,830 shares of Common Stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the outstanding shares of stock entitled to vote must be present in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on April 10, 2023, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If on April 10, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet, by telephone or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 10, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Votes Required to Adopt Proposals. Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” each nominee or “WITHHOLD” your vote with respect to each nominee. You may not cumulate votes in the election of directors. Approval of Proposal 2 and Proposal 3 will be obtained if the holders of the majority of voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” the applicable proposal.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on Proposal 1. For Proposal 2 and Proposal 3, abstentions, if any, will not be treated as present and entitled to vote at the Annual Meeting and thus will have no effect on the outcome of the proposal unless you return your annual proxy or attend the Annual Meeting and select “ABSTAIN”. Broker non-votes, if any, will have no effect on either of the proposals.

The Board recommends a vote “FOR” each of the director nominees listed in this Proxy Statement, “FOR” the ratification of Ernst & Young, LLP’s appointment as our independent registered accounting firm and “FOR” every “THREE YEARS” for Proposal 3.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
Vote through the Internet - you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by telephone - if you received your Annual Meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the voting instructions.

•	Vote by mail - complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.
Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2023. Submitting your proxy, whether through the Internet, by telephone or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” the nominee to the Board, or you may withhold your vote from the nominee. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3, you may vote every “ONE YEAR, “TWO YEARS”, or “THREE YEARS” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes”.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet or by telephone; or

•	attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
Our Board currently consists of seven directors, six of whom are being nominated for reelection at this Annual Meeting. The authorized number of directors may be changed from time to time by resolution of the Board. The Board has determined not to nominate Ms. Sooch for reelection, and to decrease the size of the Board from seven members to six members immediately following the Annual Meeting.
NAME	AGE	TITLE
Richard Rodgers	56	Director and Interim President and Chief Executive Officer
Cam Gallagher	53	Chairman of the Board
Sean Ainsworth	55	Director
James Manuso	74	Director
Susan Benton	58	Director
Jay Pepose	68	Director
We believe each of the Board’s nominees meets the qualifications, skills and expertise established by the Board for continuing service on the Board, including regarding areas that are critical to the Company’s strategy and operations, and will continue to collectively serve in the best interests of the stockholders and the Company.
All directors are elected annually and will serve one-year terms until the 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The Board has affirmatively determined Messrs. Gallagher, Ainsworth, and Manuso, and Ms. Benton are independent under the applicable rules of the Nasdaq Capital Market (“Nasdaq”). The Board has determined that Messrs. Rodgers and Pepose are not independent.
Each nominee has consented to be listed in this Proxy Statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this Proxy Statement and the Annual Meeting, which we do not anticipate, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.
All directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” each nominee or “WITHHOLD” your vote with respect to each nominee. Shares represented by proxies will be voted “FOR” the election of each nominee, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that any nominee will be unwilling or unable to serve if elected as a director. Additional information regarding the director nominees is set forth below.
Richard Rodgers
Richard Rodgers currently serves as Interim Chief Executive Officer and President and has served on our Board since November 2020. Prior to his appointment as Interim Chief Executive Officer and President in April 2023, Mr. Rodgers served as chair of the Audit Committee and member of the Compensation Committee since November 2020. Mr. Rodgers previously served as a member of the board of Rexahn from 2014 until November 2020. Mr. Rodgers currently serves on the board of directors and as the chair of the audit committee and member of the compensation committee of Ardelyx, Inc., Novavax, Inc., and Sagimet Biosciences, Inc. Mr. Rodgers was previously Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, Inc., an oncology-focused biopharmaceutical company that he co-founded, from March 2010 until August 2013. He served as the Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, Inc. which was subsequently acquired by Celgene Corporation. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, INC., from 2004 until its acquisition by Eisai Co., Ltd. in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Andersen. Mr. Rodgers holds a Bachelor of Science degree in Financial Accounting from St. Cloud State University and a Master of Business Administration in Finance from the University of Minnesota, Carlson School of Business. Ocuphire believes that Mr. Rodgers is qualified to serve on the Board because of his extensive financial background, industry experience and service on other boards of directors of publicly traded companies.
Cam Gallagher
Mr. Gallagher, MBA, currently serves as Chair of the Board and has served as member of the Board since November 2020. Prior to that, he served on the Board of Private Ocuphire from January 2019 until November 2020. He serves as chair of Ocuphire’s compensation committee and as a member of the Company’s nominating and corporate governance committee and audit committee. He is currently the President of Zentalis Pharmacueitcals (Nasdaq: ZNTL) and is a co-founder and member of the board of directors since December 2014. He also serves on the board of directors of SelectION (June 2018), Ray Therapeutics (March 2021), Healios (March 2022) and Immusoft Corporation (Dec 2022). He previously served on the board of Velos Bio Inc, from October 2017 to December 2020, when the company was acquired by Merck. In addition to his board roles, Mr. Gallagher has served as chief business officer at Immusoft Corporation from March 2019 to December 2022 and at jCyte, Inc. from December 2019 to December 2020. From 2014 to 2016, he was a board member and the chief business officer at RetroSense Therapeutics, LLC, which was acquired by Allergan in 2016. In June 2007, Mr. Gallagher co-founded Nerveda, LLC, a life sciences seed fund, and served as managing director. Prior to these roles, from 1992 to 2007, he held management positions at Verus Pharma B.V., CV Therapeutics, Inc. and Dura Pharmaceuticals, Inc. Mr. Gallagher holds an M.B.A. from the University of San Diego in 1997 and a B.S. in Business Administration from Ohio University in 1992. Ocuphire believes that Mr. Gallagher is qualified to serve on the Board as a result of his more than 31 years of experience in the life science and biotech industries with a focus on corporate development, finance, marketing business development and early-stage investing, as well as his experience on the boards of various U.S. private and public companies.
Sean Ainsworth
Mr. Ainsworth, MBA, currently serves as the Lead Independent Director of the Board, of which he has served as a member since November 2020. He serves as chair of Ocuphire’s Compensation Committee and a member of Ocuphire’s Audit Committee. Since 2018, Mr. Ainsworth has been chief executive officer and chairman of the board at Immusoft Corporation, a cell therapy company. In 2021, Mr. Ainsworth co-founded Ray Therapeutics, an ocular gene therapy company, for which he is Chairman of the Board. Previously, in 2009, he founded RetroSense Therapeutics LLC, an ocular gene therapeutic company, which was acquired by Allergan in 2016. From 2004 to 2012, Mr. Ainsworth served as Principal at Ainsworth BioConsulting. In 2006, Mr. Ainsworth co-founded Compendia BioScience, Inc. From 2004 to 2012, Mr. Ainsworth served as an advisor to clients in the life sciences and entrepreneurial community on matters related to licensing, strategy and business planning. His other professional experience includes research at Medical Biology Institute, intellectual property roles at Koyama and Associates in Tokyo and international corporate development consulting at the Mattson Jack Group, and CEO at GeneVivo, LLC. Mr. Ainsworth holds a B.S. in Microbiology from University of California, San Diego, in 1996 and an M.B.A. from Washington University in St. Louis in 2002. Ocuphire believes Mr. Ainsworth is qualified to serve on the Board due to his 25 years in life sciences industry, his experience investing in and managing companies in the industry, his financial and business expertise and his experience on boards of multiple biotech companies.
James S. Manuso
Mr. Manuso, PhD, MBA has served as a member of the Board and as chair of Ocuphire’s nominating and corporate governance committee since November 2020, and as chair of the audit committee since April 2023. Prior to that, he served on the Board of Private Ocuphire from January 2019 until November 2020. From July 2011 until October 2013, Dr. Manuso served as chairman and chief executive officer of Astex Pharmaceuticals, Inc. (Nasdaq:ASTX) and led the sale of Astex Pharmaceuticals, Inc. to Otsuka Pharmaceuticals. In 2013, he was a senior mergers and acquisitions advisor to Otsuka Pharmaceuticals’ executive management. Since 2014, Dr. Manuso has served as chairman and chief executive officer of Talfinium Investments, Inc., an investment entity and financial consultancy. From 2015 until 2018, Dr. Manuso served as President, CEO and Vice Chairman of RespireRx Pharmaceuticals Inc. (OTC QB:RSPI), a Phase 3-ready, clinical-stage respiratory and neurological pharmaceutical company. Since 2018, Dr. Manuso has served as managing member of Laurelside LLC, a family office, which he founded. Dr. Manuso has served as board chairman and chairman of the audit, governance and nominating, pricing and compensation committees of multiple companies’ boards, including Biotechnology Industry Organization, Novelos Therapeutics, Inc., Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc. (IZP-TSE; Vancouver, Canada), Symbiontics, Inc., which he co-founded (sold to BioMarin Pharmaceutical Inc. as ZyStor, Inc.), Montigen Pharmaceuticals, Inc., Quark Pharmaceuticals, Inc., Galenica Pharmaceuticals, Inc., Supratek Pharma, Inc., EuroGen, Ltd. (London, UK), where he was chairman, and the Greater San Francisco Bay Area Leukemia & Lymphoma Society, where he also served as vice president. He currently serves on the Board of Directors of Morphogenesis, Inc., a private immunotherapeutics developer. Dr. Manuso holds a B.A. with honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychology and Genetics from the New School University, and an Executive M.B.A. from Columbia Business School. Ocuphire believes that Dr. Manuso is qualified to serve on the board of directors of the Company due to his over 25 years of experience in the biopharmaceutical industry in finance, business development and management, and his experience as a member of the boards of directors of multiple pharmaceutical companies, both domestic and foreign.
Susan K. Benton
Ms. Benton, MBA, has served on our Board since November 2020. Currently, Ms. Benton serves as the General Manager and Head of the U.S. for Thea Pharma, Inc., a wholly owned subsidiary of Thea Laboratories, a leading independent ophthalmic pharmaceutical company, since August 2019. Ms. Benton also serves on the board of two privately held ophthalmic companies, Tarsius Pharma Ltd, since March 2019 and Ripple Therapeutics since March 2022. From April 2015 through July 2019, she served in a number of key leadership positions at Shire, Inc. (“Shire”) and played an instrumental role in the expansion of its ophthalmic pipeline. As the Head of New Products at Shire, she led the Ophthalmic Innovation Committee that shaped and executed the growth strategy for the franchise. Before joining Shire, Ms. Benton served in a leadership capacity in Global Business Development for Bausch + Lomb Pharmaceuticals (“B+L”) from September 2011 through September 2013, where she and the Corporate Development team transacted over ten deals in three years. She was a co-Founder and CCO for an ophthalmic start-up, Sirion Therapeutics, Inc., where she launched and oversaw the commercialization of Durezol® and Zirgan® before they were sold to Alcon and B+L, respectively. Ms. Benton began her ophthalmic career at B+L in March 1995, where she assumed leadership roles as the Head of Diversified Products and the VP of Professional Sales. During her tenure, she launched B+L’s first ever branded products, Lotemax® and Alrex®, in addition to Optivar® through a co-promote with Muro Pharmaceutical. She has also served as a strategic consultant for more than a dozen start-up ophthalmic companies. Her experience outside of ophthalmology includes roles as the VP of Consumer and Professional Sales for Johnson & Johnson’s diabetes franchise, LifeScan, and senior manager roles in Sanofi Pasteur’s vaccine business. Ms. Benton earned her MBA from the University of South Florida and a BS in Biology from Muhlenberg College. Ocuphire believes that Ms. Benton is qualified to serve on the Board given her 30 years’ experience in life sciences with over 20 years focused in ophthalmology.
Jay Pepose
Dr. Jay Pepose has served on our Board since June 2021. Dr. Pepose is a board-certified ophthalmologist specializing in cataract, corneal, and refractive surgery and a recognized leader in ophthalmic pharmaceutical and device development. He is the founder and an attending surgeon of Pepose Vision Institute and Professor of Clinical Ophthalmology and Visual Sciences at Washington University School of Medicine, where he held the Bernard Becker Chair. In 1999, Dr. Pepose founded the Pepose Vision Institute, MidAmerica Surgery Center and Midwest Laser Center, now with multiple locations, 6 doctors and 54 staff. In October 2019, these entities were acquired by the Firmament PE group, along with a number of other regional and national ophthalmology practices. Since the acquisition, Dr. Pepose serves as a Board Member and President of Midwest Vision Partners, the midwest division of Vision Integrated Partners (VIP). VIP is Firmament’s management company, servicing a national consortium of practices and ambulatory surgery centers located in Missouri, Illinois, Ohio, Florida and California. Dr. Pepose is also President of Midwest Vision Research Foundation, a non-profit clinical research organization that conducts ophthalmic clinical trials. He also is a co-founder and board member of 911 Vision Foundation, a non-profit charity that provides free LASIK surgery for first responders in the greater St. Louis area. Ocuphire believes that Dr. Pepose is qualified to serve on the Board given his vast experience in life sciences and focus in ophthalmology.
Non-Employee Director Compensation
Our Board has adopted a non-employee director cash and equity compensation plan. Under the policy for 2022, the Company agreed to pay each of its non-employee directors a cash stipend for service on its board of directors and, if applicable, on the audit committee, compensation committee and nominating and corporate governance committee.

Each of the Company’s non-employee directors receives an additional stipend for service as the chairperson of the compensation committee, nominating and corporate governance committee or audit committee or service as the non-executive chairperson. Directors may elect to receive stock in lieu of their cash fees. The stipends payable to each non-employee director for service in 2022 on the Company’s Board are as follows:
	Member Annual Service Stipend(1)	Chairperson Annual Service Stipend(1)
Board of directors	$40,000	$35,000
Audit committee	8,250	16,500
Compensation committee	5,500	11,000
Nominating and corporate governance committee	4,000	8,000
Lead Independent Director	20,000	—
(1)	Chairs of each committee do not receive a stipend for being a member of the applicable committee.
Upon the election or appointment of any new director, such new director was entitled to receive a stock option to purchase 40,000 shares of Common Stock on the date of his or her initial election or appointment. Additionally, each non-employee director was automatically granted a stock option to purchase 20,000 shares of Common Stock at the close of business on the date of each annual meeting.
Non-Employee Director Compensation in 2022
The following table provides compensation information for the fiscal year ended December 31, 2022 for each non-employee member of the Board.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(11)	Total ($)
Cam Gallagher(1)	87,500	29,530	117,030
Sean Ainsworth(2)	76,250	29,530	105,780
James Manuso(3)	56,250(7)	29,530	85,780
Richard Rodgers(4)	62,000(8)	29,530	91,530
Susan Benton(5)	48,164(9)	29,530	77,694
Jay Pepose(6)	40,000(10)	29,530	69,530
(1)	Mr. Gallagher held options to purchase a total of 133,488 shares of Common Stock at December 31, 2022.
(2)	Mr. Ainsworth held options to purchase a total of 133,488 shares of Common Stock at December 31, 2022.
(3)	Mr. Manuso held options to purchase a total of 133,488 shares of Common Stock at December 31, 2022.
(4)	Mr. Rodgers held options to purchase a total of 90,000 shares of Common Stock at December 31, 2022.
(5)	Ms. Benton held options to purchase a total of 90,000 shares of Common Stock at December 31, 2022.
(6)	Mr. Pepose held options to purchase a total of 154,791 shares of Common Stock at December 31, 2022.
(7)	Mr. Manuso received 14,108 shares of Common Stock in lieu of $28,500 of cash fees earned and reported in this column.
(8)	Mr. Rodgers received 28,282 shares of Common Stock in lieu of $62,000 of cash fees earned and reported in this column.
(9)	Ms. Benton received 22,106 shares of Common Stock in lieu of $48,164 of cash fees earned and reported in this column.
(10)	Mr. Pepose received 9,900 shares of Common Stock in lieu of $20,000 of cash fees earned and reported in this column.
(11)
Company’s non-employee directors during the fiscal year ended December 31, 2022, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions applicable to these valuations can be found in Note 7 of the Notes to Consolidated Financial Statements - Stock-Based Compensation contained in the Ocuphire Pharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2022.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINATED DIRECTORS.

BOARD AND COMMITTEE INFORMATION
We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.
Board Leadership Structure
Our Board is currently chaired by Cam Gallagher, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board. The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Interim Chief Executive Officer, Mr. Rodgers, to focus on our day-to-day business, while allowing Mr. Gallagher to lead the Board.
Role of the Board in Risk Oversight
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through their Board as a whole. The Board’s risk oversight is administered primarily through the following:
•	review and approval of an annual business plan;
•	review of a summary of risks and opportunities at meetings of the Board;
•	review of business developments, business plan implementation and financial results;
•	oversight of internal controls over financial reporting; and
•	review of employee compensation and its relationship to our business plans.
Director Independence
Nasdaq listing standards require that the Company’s board of directors consist of a majority of independent directors, as determined under the applicable rules and regulations of Nasdaq. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, the Company believes that each current member of the Board qualifies as an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, except Mr. Rodgers, the Company’s Interim President and Chief Executive Officer and Mr. Pepose, a director on the Board and consultant of the Company. In making such independence determinations, the Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining each non-employee director’s independence, including the participation by the Company’s non-employee directors, or their affiliates, in certain financing transactions and the beneficial ownership of the Company’s Common Stock by each non-employee director.
Structure and Operation of the Board
Because our Common Stock listed on Nasdaq, the Company is subject to the Nasdaq listing requirements regarding committee matters. The Company currently has the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee reviews, evaluates and seeks out candidates qualified to become Board members. The Board includes individuals with a diversity of experience, including scientific, business, financial and academic backgrounds. Nominations may be submitted by directors, officers, employees, stockholders and others for recommendation to the Board. In fulfilling this responsibility, the Company’s nominating and corporate governance committee also consults with the Board and the Chief Executive Officer concerning director candidates. The nominating and corporate governance committee’s charter is available on our website, www.ocuphire.com, under “Investors — Corporate Governance.”
The responsibilities of the Company’s nominating and corporate governance committee include the following:
•	reviewing, evaluating and seeking out candidates qualified to become members of the Board;
•	reviewing committee structure and recommending directors for appointment to committees;

•	developing, reevaluating (not less frequently than every three years) and recommending the selection criteria for board and committee membership;
•	establishing procedures to oversee evaluation of the board, its committees, individual directors and management; and
•	developing and recommending guidelines on corporate governance.
The current members of our nominating and corporate governance committee are Mr. Gallagher, Ms. Benton, and Mr. Manuso, each of whom has been determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market LLC. Mr. Manuso is the chair of the nominating and corporate governance committee.
Compensation Committee
The compensation committee’s charter is available on our website, www.ocuphire.com, under “Investors — Corporate Governance.”
The responsibilities of the compensation committee include the following:
•	fixing salaries of executive officers and reviewing salary plans for other executives in senior management positions;
•	reviewing and making recommendations with respect to the compensation and benefits for the Company’s non-employee directors, including through equity-based plans;
•	evaluating the performance of the Company’s chief executive officer and other senior executives and assisting the Board in developing and evaluating potential candidates for executive positions; and
•	administering the incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.
The current members of the compensation committee are Mr. Ainsworth, Mr. Gallagher, and Ms. Benton. Mr. Gallagher is the chair of the compensation committee. The compensation committee may form and delegate authorities to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans.
To qualify as independent to serve on the Company’s compensation committee, the listing standards of Nasdaq require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board, and that the Board consider whether a director is affiliated with the Company and, if so, whether such affiliation would impair the director’s judgment as a member of the Company’s compensation committee. The Board has concluded that the composition of the compensation committee meets the requirements for independence under the rules and regulations of the Nasdaq Stock Market LLC and the SEC.
To fulfill its responsibilities, the Compensation Committee has the authority to retain and obtain advice from advisors. For 2022, the Compensation Committee hired Anderson Pay Advisors, LLC (“Anderson”) to serve as an independent compensation advisor. The Compensation Committee worked with Anderson and the Company’s executive management team to make final decisions regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives.
Audit Committee Matters
The audit committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the audit committee deems appropriate. The audit committee’s charter is available on our website, www.ocuphire.com, under “Investors — Corporate Governance.”
The audit committee currently consists of three directors: Mr. Manuso (as Chair), Mr. Ainsworth, and Mr. Gallagher. The Board has determined that each of Mr. Manuso, Mr. Ainsworth, and Mr. Gallagher is “independent” under Nasdaq independence standards. Additionally, the Board has determined that each of Mr. Manuso and Mr. Ainsworth qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the audit committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board.

The responsibilities of the audit committee include the following:
•	appointing or replacing and overseeing the Company’s independent auditors and approving all audit engagement fees and terms;
•
preapproving all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent auditors;

•	reviewing and discussing with management and independent auditors’ significant issues regarding accounting and auditing principles and practices and financial statement presentations;
•
reviewing and approving procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Ocuphire employees of concerns regarding accounting or auditing matters; and

•	reviewing and overseeing compliance with legal and regulatory requirements.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers. The code of business conduct and ethics is available on our website, www.ocuphire.com, under “Investors — Corporate Governance.” We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.
Hedging
The Company, pursuant to the terms of its Insider Trading Policy, prohibits all directors, officers, employees, and certain contractors from engaging in hedging transactions including short sales; transactions in put or call options, hedging or monetization transactions; or other inherently speculative transactions with respect to the securities of the Company at any time.
Board Diversity Matrix (as of May 1, 2023)
The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all directors as of May 1, 2023.
Total Number of Directors
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+				—
Demographic Background Undisclosed				—
Board Meetings and Attendance
Board Meetings in 2022
The Board meets regularly throughout the year and holds special meetings and acts by written consent from time to time. During fiscal year 2022, the Board held eight meetings.

Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each served during the period of his or her service in 2022. The independent members of the Board also meet separately to discuss such matters as the independent directors consider appropriate. We do not have a policy regarding attendance by directors at the Company’s annual meetings of stockholders.
Committee Meetings in 2022
During fiscal year 2022, the audit committee held five meetings, the compensation committee held three meetings, and the nominating and corporate governance committee held four meetings.
Communications with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, Ocuphire Pharma, Inc., 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.
Considerations in Evaluating Director Nominees
If a vacancy on the Board occurs or the Board increases in size, the Board will actively seek individuals that satisfy its criteria for membership on the Board, and may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management.

AUDIT COMMITTEE REPORT
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and Ernst & Young, LLP (“EY”) our audited consolidated financial statements as of and for the fiscal year ended December 31, 2022. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Audit Committee:
James S. Manuso
Sean Ainsworth
Cam Gallagher

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed EY as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2023.
The financial statements of the Company as of and for the years ended December 31, 2022 and 2021 were audited by EY. We expect that representatives of EY will be present at the Annual Meeting and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our stockholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our stockholders.
Service Fees Paid to the Independent Registered Public Accounting Firm
The following table shows the fees for professional services rendered to us by EY for services in respect of the fiscal years ended December 31, 2022 and 2021, which were approved by the Audit Committee in accordance with its established policies and procedures.
FEE CATEGORY	FISCAL YEAR 2022	FISCAL YEAR 2021
Audit fees(1)	$393,581	$390,216
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—
Total fees	$393,581	$390,216
(1)
Audit fees include fees for professional services provided by EY in connection with the annual audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements and other SEC filings.

(2)
Audit-related fees include fees billed for assurance and related services reasonably related to the performance of the audit or reviews of our consolidated financial statements that are not included as audit fees. There were no such fees incurred during the years ended December 31, 2022 or 2021.

(3)	Tax fees include fees for tax compliance, advice and planning. There were no such fees incurred during the years ended December 31, 2022 or 2021.
Our Audit Committee is responsible for pre-approving all audit and permitted non-audit and tax services provided by the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders also have the option to abstain from voting on this matter.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve the frequency of future votes on our named executive officers’ compensation. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter. The Board expects to be guided by the alternative that receives the greatest number of votes, even if not a majority.
The Board believes at this time that say-on-pay votes should be held every three years. While the Board recognizes that our Compensation Committee makes decisions on our executive compensation on an annual basis, the Board believes that holding a say-on-pay vote every three years encourages stockholders to consider the effectiveness of our executive compensation programs on a long-term basis rather than with a short-term focus. We welcome stockholders who have concerns about our executive compensation programs to bring their specific concerns to the attention of the Board or the Compensation Committee during periods between such triennial votes.
Although this advisory vote on frequency is not binding on the Board, the Board values stockholder views as to what is an appropriate frequency for advisory votes on executive compensation, and welcomes the stockholders’ recommendation on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY “THREE YEARS” FOR PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of April 10, 2023 for:
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
The table lists applicable percentage ownership based on 20,947,830 shares of Common Stock outstanding as of April 10, 2023.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 10, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Under the terms of certain of our outstanding warrants, holders may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of the warrants which have not been exercised. In addition, pursuant to an agreement with the Company, certain holders of our Common Stock cannot receive shares of Common Stock held in an escrow account for the benefit of such holder to the extent the receipt of such shares would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of the outstanding shares of our then outstanding Common Stock following such exercise. The number of shares beneficially owned do not reflect these limitations.
Except as otherwise noted below, the address for persons listed in the table is c/o Ocuphire Pharma, Inc., c/o Richard Rodgers, 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
Name and address of beneficial owner	Number of shares of Common Stock beneficially owned(1)	Percentage of Common Stock beneficially owned(1)
Directors and Named Executive Officers
Mina Sooch(2)	621,577	2.9%
Cam Gallagher(3)	171,810	*
Sean Ainsworth(4)	183,121	*
James S. Manuso(5)	195,194	*
Richard Rodgers(6)	188,367	*
Susan K. Benton(7)	140,765	*
Jay Pepose(8)	141,321	*
Bernhard Hoffmann(9)	204,384	1%
Amy Rabourn(10)	86,216	*
All Current Directors and Officers as a Group (9 persons)(11)	1,932,755	8.7%
*	Less than 1%
(1)	Based on 20,947,830 shares of Common Stock outstanding as of April 10, 2023.
(2)
Includes (i) options to purchase 316,825 shares of Common Stock that are exercisable within 60 days of April 10, 2023 and (ii) warrants to purchase 8,707 shares of Common Stock that are exercisable within 60 days of April 10, 2023.

(3)
Includes (i) options to purchase 133,488 shares of Common Stock that are exercisable within 60 days of April 10, 2023 and (ii) warrants to purchase 13,394 shares of Common Stock that are exercisable within 60 days of April 10, 2023.

(4)
Includes (i) options to purchase 133,488 shares of Common Stock that are exercisable within 60 days of April 10, 2023 and (ii) warrants to purchase 13,394 shares of Common Stock that are exercisable within 60 days of April 10, 2023.

(5)
Includes (i) options to purchase 133,488 shares of Common Stock that are exercisable within 60 days of April 10, 2023 (ii) warrants to purchase 6,697 shares of Common Stock that are exercisable within 60 days of April 10, 2023.

(6)
Includes (i) options to purchase 73,332 shares of Common Stock that are exercisable within 60 days of April 10, 2023 and (ii) warrants to purchase 26,789 shares of Common Stock that are exercisable within 60 days of April 10, 2023.

(7)	Includes options to purchase 73,332 shares of Common Stock that are exercisable within 60 days of April 10, 2023.
(8)	Includes options to purchase 95,414 shares of Common Stock that are exercisable within 60 days of April 10, 2023.
(9)	Includes options to purchase 104,264 shares of Common Stock that are exercisable within 60 days of April 10, 2023.
(10)	Includes options to purchase 86,216 shares of Common Stock that are exercisable within 60 days of April 10, 2023.
(11)
Includes (i) options to purchase 1,149,847 shares of Common Stock that are exercisable within 60 days of April 10, 2023 and (ii) warrants to purchase 68,981 shares of Common Stock that are exercisable within 60 days of April 10, 2023.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 21, 2023:
NAME	AGE	POSITION(S)
Richard Rodgers	56	Interim Chief Executive Officer, President and Director
Bernhard Hoffmann	67	Senior Vice President of Corporate Development and Operations
Amy Rabourn	43	Senior Vice President of Finance
See “Proposal No. 1 - Election of Directors” for biographical and other information regarding Mr. Rodgers.
Bernhard Hoffmann
Mr. Hoffmann has served as Senior Vice President of Corporate Development and Operations of the Company since January 2023, and prior to that as Vice President of Corporate Development and Finance of the Company and of Private Ocuphire since its founding in February 2018. Previously, he served as an advisor to the founders of Ocularis from 2008 to February 2018 related to raising capital and evaluating possible strategic transactions for the company. Since 2004, Mr. Hoffmann has served as a financial and strategic advisor to emerging pharmaceutical development companies, including SynDevRx, Inc., a pioneer in the field of metabo-oncology. Prior to that, he served as a director at Prudential Vector Healthcare Group from 1996 to 2001 and as chief financial officer and Managing Director, Investment Banking, of EHS Securities, LLC from 2001 to 2003. In both roles, Mr. Hoffmann managed numerous private placements, initial public offerings and follow-on offerings, as well as strategic and license transactions. Previously, Mr. Hoffmann gained extensive experience in corporate finance and merger and acquisition transactions and managed capital markets relationships at Goldman Sachs and Credit Suisse First Boston. Mr. Hoffmann earned his undergraduate degree in English from Dartmouth College and his MBA from the Tuck School of Business.
Amy Rabourn
Ms. Rabourn was promoted to Senior Vice President of Finance in January of 2023 and served as Vice President of Finance of the Company since November 2020. Ms. Rabourn has twenty years of finance and accounting experience, including public company experience, with a focus on life sciences. Prior to Ocuphire, she served as Director of Finance at Gemphire Therapeutics, Inc. from December 2014 through December 2019, which merged with NeuroBo Pharmaceuticals, Inc. in December of 2019. She joined the company in December 2014 as its first finance employee. Ms. Rabourn implemented processes and procedures that supported Gemphire through private fund raising and its initial public offering in August of 2016. She oversaw daily financial transactions, performed budgeting and forecasting, and managed the financial reviews and audit, SEC filings and tax preparation. Upon departure of the CFO in September of 2018, she assumed additional responsibilities including management of insurance and HR activities and reporting to the Audit Committee. After the merger, she continued as a consultant to NeuroBo in the same role as they transitioned to public company status. Prior to Gemphire, she held a position as Controller of a software start-up, performed financial consulting in the life sciences space and worked in Finance at Pfizer. She is a licensed CPA with public accounting experience from PricewaterhouseCoopers, LLP where she worked in the audit practice. Ms. Rabourn is a graduate of the University of Michigan where she earned a MAcc (Master of Accounting) and BBA with a Finance and Accounting concentration.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Years 2022 and 2021
The following table shows the compensation earned or received during the fiscal year ended December 31, 2022 and the fiscal year ended December 31, 2021 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mina Sooch Former Chief Executive Officer and President	2022	550,000	—	459,005	302,500	30,090	1,341,595
	2021	525,000	—	—	246,750	29,280	801,030

Bernhard Hoffmann Vice President of Corporate Development and Operations	2022	240,000	—	97,538	84,000	24,958	446,496
	2021	233,750	—	—	76,904	14,440	325,094

Amy Rabourn Vice President of Finance	2022	260,000	—	114,751	91,000	33,516	499,267
	2021	240,000	—	—	67,680	24,413	332,093
(1)
The amounts reported reflect the aggregate grant date fair value of the stock options granted to Ocuphire’s named executive officers during 2022 and 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions applicable to these valuations can be found in Note 7 of the Notes to Consolidated Financial Statements — Stock-Based Compensation contained in the Ocuphire Pharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	This column represents the amounts of non-equity incentive plan compensation earned for the respective years.
(3)	Amounts reflect the dollar value of group health insurance premiums and 401k match paid with respect to health insurance coverage for the named executive officers.
Narrative to Summary Compensation Table
The compensation program for Ocuphire’s named executive officers have three components: base salary, annual cash bonus and stock option grants, as further described below.
Base Salary
We have entered into employment agreements or offer letters with each of our named executive officers that establish annual base salaries, which are reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
Ms. Sooch’s, Mr. Hoffmann’s and Ms. Rabourn’s base salaries were adjusted to $550,000, $240,000 and $260,000, respectively, effective January 1, 2022.
Non-Equity Incentive Plan.
Pursuant to their employment agreements, each of Ms. Sooch, Mr. Hoffmann and Ms. Rabourn are entitled to certain bonuses as set forth in their employment agreements. In 2022, target bonuses for Ms. Sooch, Mr. Hoffmann and Ms. Rabourn were 55%, 35% and 35% of base salary.
In 2022, the board of directors of Ocuphire approved performance targets for fiscal 2022 that it would consider in approving bonus payments for 2022. These targets included various corporate objectives related to company financing goals, regulatory submissions, and other corporate goals.
In January 2023, the Compensation Committee determined that each of Ms. Sooch, Mr. Hoffmann and Ms. Rabourn had achieved 100% of their target bonuses, respectively, resulting in bonus payments of $302,500, $84,000 and $91,000 to Ms. Sooch, Mr. Hoffmann and Ms. Rabourn, respectively.

Equity Grants
Our equity-based incentive awards which are mainly comprised of stock options are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Compensation Committee has responsibility for granting equity-based incentive awards to our named executive officers. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure.
In January 2022, the Board granted Ms. Sooch, Mr. Hoffmann, and Ms. Rabourn incentive stock units in the amounts of 200,000, 42,500, and 50,000 respectively. Twenty-five percent of the shares vest on the first anniversary of the grant date, with the remaining shares vesting monthly in 36 equal installments thereafter.
Employment Agreements
Ocuphire entered into written employment agreements with each of its named executive officers, as described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “— Potential Payments Upon Termination or Change in Control” below. Each of our named executive officers has also executed Ocuphire’s standard form of confidential information and invention assignment agreement.
Mina Sooch
Employment Agreement. On November 5, 2020, Ocuphire entered into an amended and restated employment agreement with Ms. Sooch. Her employment agreement had an initial term of three years beginning on November 5, 2020 and automatically renewed for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board did not provide written notice to Ms. Sooch at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Ms. Sooch’s employment agreement entitled her to, among other benefits, the following compensation: (i) an annual base salary of at least $525,000, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) an annual cash bonus in an amount of up to fifty percent (50%) of her annual base salary, reviewed annually; (iii) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (iv) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company.
Ms. Sooch was terminated from the Company effective April 19, 2023. She was entitled to specified severance upon certain termination events, as further described below under “— Potential Payments Upon Termination or Change in Control”.
Bernhard Hoffmann
Employment Agreement. On November 5, 2020, Ocuphire entered into an employment agreement with Mr. Hoffmann. His employment agreement has an initial term of three years beginning on November 5, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Mr. Hoffmann at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Mr. Hoffmann’s employment agreement entitles him to, among other benefits, the following compensation: (i) an annual base salary of at least $233,750, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) an annual cash bonus in an amount of up to thirty-five percent (35%) of his annual base salary; (iii) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (iv) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company.
Amy Rabourn
Employment Agreement. On November 11, 2020, the Company entered into an employment agreement with Ms. Rabourn. Her employment agreement has an initial term of three years beginning on November 11, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Company’s Board does not provide written notice to Ms. Rabourn at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Ms. Rabourn’s employment agreement entitles her to, among other benefits, the following compensation: (i) an annual base salary of at least $240,000, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) a signing bonus of $10,000; (iii) an annual cash bonus in an amount of up to thirty percent (30%) of her annual base salary; (iv) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (v) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company. Additionally, pursuant to her employment agreement, Ms. Rabourn was granted certain options to purchase shares of the Company’s Common Stock.
Potential Payments Upon Termination or Change in Control
Mina Sooch
Employment Agreement. Ms. Sooch’s amended and restated employment agreement, as amended on March 26, 2023, provided that either party may terminate the agreement at-will, and regardless of the manner in which Ms. Sooch’s service terminates, she is entitled to receive amounts earned during her term of service, including salary and other benefits. In addition, the agreement provided that in the event of Ms. Sooch’s termination for good reason or if Ocuphire exercises its right to terminate Ms. Sooch, Ms. Sooch will be eligible to receive the following severance benefits: (i) an amount equal to the sum of (x) her annual base salary and (y) an amount equal to a prorated portion of her cash bonus for the year in which the termination occurs; (ii) the immediate vesting of Ms. Sooch’s stock options or other equity awards then outstanding and subject to time-based vesting that would had vested had Ms. Sooch remained employed through the period ending on the 12-month anniversary of the date of termination; and (iii) 12 months of continued health coverage. However, if such termination or resignation occurs within three months prior to or 12 months following a change in control, Ms. Sooch will be eligible to receive the following severance benefits: (i) an amount equal to the product of 1.5 times the sum of her annual base salary and the full amount of her target bonus for the then-current fiscal year; (ii) the vesting in full of all of her stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) 18 months of continued health coverage.
The following definitions had been adopted in Ms. Sooch’s employment agreement:
•
“termination for cause” means a termination of Ms. Sooch’s employment by Ocuphire due to (i) acts of dishonesty undertaken by Ms. Sooch and intended to result in personal enrichment to her at the expense of Ocuphire; (ii) gross misconduct on the part of Ms. Sooch that is injurious to Ocuphire; (iii) Ms. Sooch’s commission of, or entry into a no contest plea to, any felony; (iv) breach by Ms. Sooch of her fiduciary obligations as an officer or director of Ocuphire; (v) a persistent and deliberate failure by Ms. Sooch to perform the duties and responsibilities of her employment which remains uncured for 30 days after Ocuphire provides Ms. Sooch with written notice of her intentional action or conduct; or (vi) material breach of any terms and conditions of her employment agreement which remains uncured for 10 days after Ocuphire provides Ms. Sooch with written notice.

•
“termination for good reason” means a termination of Ms. Sooch’s employment by Ms. Sooch within 30 days of Ocuphire’s failure to cure any of the following: (i) a material reduction in her base salary (unless such reduction is pursuant to a salary reduction program applicable generally to Ocuphire’s similarly situated executives); (ii) removal of Ms. Sooch by Ocuphire from the position of President and Chief Executive Officer; (iii) a material reduction in Ms. Sooch’s authority, duties or responsibilities; (iv) a material change in Ms. Sooch’s reporting relationships; (v) the material relocation of Ms. Sooch’s principal place of employment; and (vi) a material breach by Ocuphire of any material provision of Ms. Sooch’s employment agreement.

All severance benefits payable to Ms. Sooch under her amended and restated employment agreement are subject to her signing, not revoking and complying with a release of claims in favor of Ocuphire.
Bernhard Hoffmann and Amy Rabourn
Employment Agreements. Each of Mr. Hoffmann’s and Ms. Rabourn’s employment agreement, each as amended on March 26, 2023, provides that either party may terminate the agreement at-will, and regardless of the manner in which such executive’s service terminates, he or she is entitled to receive amounts earned during his or her term of service, including salary and other benefits. In addition, each agreement provides that in the event of the executive’s termination for good reason or if Ocuphire exercises its right to terminate the executive, the executive will be eligible to receive the following severance benefits: (i) an amount equal to 0.5 multiplied by the sum of (x) his or her annual base salary and (y) an amount equal to a prorated portion of his or her cash bonus for the year in which the termination occurs; (ii) 6 months of continued health coverage. Although, if such termination or resignation occurs within three months prior to or 12 months following a change in control, the applicable executive will be eligible to receive the following severance benefits: (i) an amount equal to the product of 1 times the sum of his or her annual base salary and the full amount of his or her target bonus for the then-current fiscal year; (ii) the vesting in full of all of his or her stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) 9 months of continued health coverage.
The following definitions have been adopted in each of Mr. Hoffmann’s and Ms. Rabourn’s employment agreement:
•
“termination for cause” means a termination of the executive’s employment by Ocuphire due to (i) acts of dishonesty undertaken by the executive and intended to result in personal enrichment to him or her at the expense of Ocuphire; (ii) gross misconduct on the part of the executive that is injurious to Ocuphire; (iii) the executive’s commission of, or entry into a no contest plea to, any felony; (iv) breach by the executive of his or her fiduciary obligations as an officer or director of Ocuphire; (v) a persistent and deliberate failure by executive to perform the duties and responsibilities of his or her employment which remains uncured for 30 days after Ocuphire provides executive with written notice of his or her intentional action or conduct; or (vi) material breach of any terms and conditions of his or her employment agreement which remains uncured for 10 days after Ocuphire provides the executive with written notice.

•
“termination for good reason” means a termination of the executive’s employment by the executive within 30 days of Ocuphire’s failure to cure any of the following: (i) a material reduction in executive’s base salary (unless such reduction is pursuant to a salary reduction program applicable generally to similarly situated executives); (ii) removal of executive by Ocuphire from the position of Senior Vice President; (iii) a material reduction in the executive’s authority, duties or responsibilities; (iv) a material change in the executive’s reporting relationships; or (v) a material breach by Ocuphire of any material provision of the executive’s employment agreement.

All severance benefits payable to either executive under his or her employment agreement are subject to the executive signing, not revoking and complying with a release of claims in favor of Ocuphire.
2020 Equity Incentive Plan
The Ocuphire 2020 Equity Incentive Plan (the “2020 Plan”) is designed to secure and retain the services of the Company’s employees, directors and consultants, provide incentives for such employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which the Company’s employees, directors and consultants may be given an opportunity to benefit from increases in the value of its Common Stock. Awards granted under the 2020 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2020 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
2018 Equity Incentive Plan
The Ocuphire 2018 Equity Incentive Plan (the “2018 Plan”) provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control transaction as may be provided in the stock award agreement or as may be provided in any other written agreement between Ocuphire or any affiliate and the holder of such stock award, or as may be otherwise determined in the discretion of the board of directors.
Under the 2018 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of Ocuphire’s combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction involving Ocuphire immediately after which Ocuphire’s stockholders do not own more than 50% of the combined voting power of the surviving entity or of its parent entity; or (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of Ocuphire’s consolidated assets. The merger will not constitute a change in control for purposes of the 2018 Plan, but the change in control provisions could be triggered by a subsequent transaction.

Change in Control Policy
In August 2022, the Board adopted a policy (the “CIC Policy”) that provides if within 12 months following or 3 months prior to the effective date of a change in control (as defined in the 2020 Plan), a vice president or executive officer effects a termination for good reason, or is terminated other than due to death, disability, or a termination for cause, all outstanding options granted to such vice president or executive officer will become fully vested and exercisable on the date of termination.
Outstanding Equity Awards at Fiscal Year-End 2022
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022:
	OPTION AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Mina Sooch	October 1, 2018	89,142	—(1)	$0.90	October 1, 2028
	December 27, 2019	90,860	—(2)	$1.21	December 27, 2029
	November 11, 2020	56,876	59,583(3)	$4.05	November 11, 2030
	January 28, 2022	—	200,000(6)	$2.90	January 27, 2032
Bernhard Hoffmann	October 1, 2018	42,867	—(1)	$0.90	October 1, 2028
	December 27, 2019	30,110	—(2)	$1.21	December 27, 2029
	June 3, 2020	4,226	—(4)	$1.65	June 3, 2030
	November 11, 2020	10,833	9,167(3)	$4.05	November 11, 2030
	January 28, 2022	—	42,500(6)	$2.90	January 27, 2032
Amy Rabourn	June 3, 2020	21,130	—(5)	$1.65	June 3, 2030
	November 11, 2020	40,625	34,375(3)	$4.05	November 11, 2030
	January 28, 2022	—	50,000(6)	$2.90	January 7, 2032
(1)	A portion of the shares vested immediately and the balance vested in equal monthly installments over twelve months from the date of grant.
(2)	A portion of the shares vested on December 31, 2019 and the balance vested in monthly installments over two years from the date of grant.
(3)	The shares vest in equal monthly installments over four years from the date of grant.
(4)	The shares vested in monthly installments over nineteen months, beginning on June 30, 2020.
(5)	The shares vested in monthly installments over eighteen months, beginning on July 31, 2020.
(6)
25% of the shares subject to the option will vest on the first anniversary of the grant date, with the remaining vesting on the last day of the month from February 2023 through December 2025, with the balance vesting at the end of January 2026.

Chief Executive Officer Pay Ratio
As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2022 concerning our equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	2,853,044	2.79	652,662(1)
Equity compensation plans not approved by security holders	83,000	5.36	242,258(2)
Total	2,936,044	2.87	894,920
(1)
Consists of shares available under the 2018 Plan and the 2020 Plan. The number of shares of our Common Stock reserved under the 2020 Plan will automatically increase on January 1 of each calendar year through January 1, 2030 by 5.0% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year.

(2)
Consists of shares available under the Ocuphire Pharma, Inc. Inducement Plan (the “Inducement Plan”). The Inducement Plan was adopted in February 2021, pursuant to which the Company initially reserved 325,258 shares of its Common Stock to be used exclusively for grants of awards to individuals who were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

PAY VERSUS PERFORMANCE
We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules. Please see “Compensation Discussion and Analysis” for discussion of our compensation philosophy and how the Compensation and Talent Committee structures our compensation program to support our business objectives and align with our financial performance.
Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)	Net Income (loss) ($ in millions)
2022	1,341,595	1,352,384	472,882	466,927	54.39	17.9
2021	801,030	538,492	328,594	240,389	57.47	(56.7)
(1)
Reflects the amount reported in the “Total” column of the Summary Compensation Table for Ms. Sooch for each corresponding year. See “Executive Compensation – Summary Compensation Table for Fiscal Years 2022 and 2021”.

(2)
Amounts reported reflect CAP for Ms. Sooch, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Ms. Sooch during the applicable year. The adjustments below were made to Ms. Sooch’s total compensation for each year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Reported Summary Compensation Table Total for PEO ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for PEO ($)(c)
2022	1,341,595	-	459,005	+	469,794	=	1,352,384
2021	801,030	-	0	+	(262,538)	=	538,492
(a)
Amounts reflect the grant date fair value of equity awards as reported in the “Option Awards” column in the Summary Compensation Table for the applicable year. No amounts were reported in the “Stock Awards” column in the Summary Compensation Table for any applicable year.

(b)
The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The amounts deducted or added in calculating the equity award adjustments for Ms. Sooch are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2022	532,736	(28,284)	(34,658)	469,794
2021	0	(203,149)	(59,389)	(262,538)
(3)
Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Ms. Sooch) for each corresponding year. See “Executive Compensation – Summary Compensation Table for Fiscal Years 2022 and 2021”. The names of each of the other NEOs (excluding Ms. Sooch) included for purposes of calculating the average amounts in each applicable year are Mr. Bernhard Hoffmann and Ms. Amy Rabourn.

(4)
Amounts reported reflect CAP for the other NEOs as a group (excluding Ms. Sooch), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Ms. Sooch) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Ms. Sooch) for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less	Average Reported Value of Equity Awards ($)	Plus	Average Equity Award Adjustments ($)(a)	Equals	Average CAP for Non-PEO NEOs ($)
2022	472,882	-	106,145	+	100,190	=	466,927
2021	328,594	-	0	+	(88,205)	=	240,389

(a)
See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Ms. Sooch) are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2022	123,195	(10,335)	(12,670)	100,190
2021	0	(74,227)	(13,978)	(88,205)
Analysis of Information Presented in the Pay Versus Performance Table
The Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation Committee utilizes several performance measures to align executive compensation with Company performance, and only some of those Company measures are presented in the Pay versus Performance table above and the graphs below. The Compensation Committee has not previously used or considered CAP as computed in accordance with Item 402(v) of Regulation S-K to set target compensation amounts or align our NEO compensation to Company performance. See “Executive Compensation” for a discussion of how the Compensation and Talent Committee designs our compensation program and sets target compensation amounts.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
Cumulative TSR
(value of initial $100 investment)
$200
$150
$100
$50
$0
-$50
-$100
$538,492
$240,389
$57.47
$1,352,384
$466,927
$54.39
FY 2021
FY 2022
Compensation Actually Paid to PEO
Compensation Actually Paid Average for Non-PEO NEOs
Cumulative TSR

Compensation Actually Paid vs. Net Income
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
Compensation Actually Paid
$200
$150
$100
$50
$0
-$50
-$100
Net Income (millions)
$538,492
$240,389
$1,352,384
$466,927
$(56.70)
$17.90
FY 2021
FY 2022
Compensation Actually Paid to PEO
Compensation Actually Paid Average for Non-PEO NEOs
Net Income

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
There have been no transactions since January 1, 2021 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and as described below.
Pre-Merger Financing
On November 5, 2020, Ocuphire (formerly known as Rexahn Pharmaceuticals, Inc., and prior to the merger, referred to as “Rexahn”), completed its business combination with Ocuphire Pharma, Inc. (“Private Ocuphire”), in accordance with the terms of the Agreement and Plan of Merger, dated as of June 17, 2020, as amended, by and among Rexahn, Private Ocuphire, and Razor Merger Sub, Inc., a wholly-owned subsidiary of Rexahn (“Merger Sub”) (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Ocuphire, with Private Ocuphire surviving as a wholly-owned subsidiary of Rexahn (the “Merger”).
On June 17, 2020, Ocuphire, Rexahn and certain investors entered into a securities purchase agreement, which was amended and restated in its entirety on June 29, 2020 (as amended and restated, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the investors invested a total of $21.15 million in cash, including $300,000 invested by five directors of Private Ocuphire, including Ms. Sooch and Messrs. Meyer, Manuso, Ainsworth, and Gallagher, and one director of Rexahn, Mr. Rodgers, upon closing of the Merger (the “Pre-Merger Financing”). Pursuant to the Pre-Merger Financing, (i) Ocuphire issued and sold to the investors shares of Private Ocuphire common stock which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 1,249,996 shares (the “Converted Initial Shares”) of Common Stock, (ii) Ocuphire deposited into escrow, for the benefit of the Investors, additional shares of Private Ocuphire common stock which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 3,749,992 shares of Common Stock (the “Converted Additional Shares”), which Converted Additional Shares were delivered (or became deliverable) to the investors on November 19, 2020, and (iii) the Company agreed to issue to each investor on the tenth trading day following the consummation of the Merger (x) Series A Warrants representing the right to acquire shares of Common Stock equal to the sum of (A) the Converted Initial Shares purchased by the investor, (B) the Converted Additional Shares delivered or deliverable to the investor, without giving effect to any limitation on delivery contained in the Securities Purchase Agreement and (C) the initial number of shares of Common Stock, if any, underlying the Series B Warrants issued to the Investor and (y) additional warrants to purchase shares of Common Stock.
The five directors of Private Ocuphire and director of Rexahn participated in the Pre-Merger Financing, investing an aggregate of $300,000. Following the closing of the Merger, these directors received 17,729 Converted Initial Shares, 53,189 Converted Additional Shares, 80,366 Series A Warrants and 9,444 Series B Warrants
Waiver Agreements
Effective February 3, 2021, each investor (including the following five current directors of the Company, Ms. Sooch and Messrs. Manuso, Ainsworth, Rodgers and Gallagher, and one former director, Mr. Meyer) who invested in the Pre-Merger Financing (each, a “Holder”) entered into a Waiver Agreement with the Company (collectively, the “Waiver Agreements”). Pursuant to the Waiver Agreements, the Holders and the Company agreed to waive certain rights, finalize the exercise price and number of Series A Warrants and Series B Warrants, eliminate certain financing restrictions, extend the term of certain leak-out agreements, and, in the case of certain Holders, grant certain registration rights for the shares underlying the warrants. The Waiver Agreements provide for the permanent waiver of the full ratchet anti-dilution provisions, contained in the Series A Warrants (as certain of the anti-dilution provisions had previously caused liability accounting treatment for the Series A Warrants).Each of the directors waived his or her right to the final reset of the Series B Warrants such that the number of Series B Warrants for such director was fixed at the initial number of Series B Warrants issued on November 19, 2020.
Indemnification Agreements
Ocuphire has entered into individual indemnification agreements with its directors and executive officers. Ocuphire believes that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Second Amended and Restated Bylaws of the Company (the “Bylaws”) require Ocuphire to indemnify its directors and officers to the fullest extent permitted under Delaware law.

Consulting Agreement
On April 8, 2022, Ocuphire entered into a consulting agreement with Jay Pepose, a director of the Company, which was amended on September 19, 2022 and December 1, 2022. The consulting agreement, as amended, provides for $25,000 a month in cash payments. Additionally, on April 8, 2022, in connection with the consulting arrangement, Mr. Pepose received a stock option grant for 50,000 options, 25% of which vest on March 31, 2023, with the remainder vesting in equal monthly installments over 36 months, with acceleration of such options upon certain termination events 3 months prior or 12 months following a change in control.
Interim CEO Agreement
In connection with the appointment of Richard Rodgers as interim President and Chief Executive Officer of the Company, the Company and Mr. Rodgers entered into a letter agreement on April 20, 2022 concerning Mr. Rodgers’s services (the “Letter Agreement”). The Letter Agreement provides that Mr. Rodgers will receive a $40,000 monthly salary, and that Mr. Rodgers is eligible for potential prorated bonus at the discretion of the Board, at the end of his term. Mr. Rodgers also received 50,000 restricted stock units under the 2020 Plan which will vest 12 months following the grant date.
Policies and Procedures for Transactions with Related Parties
To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board approved a formal written policy in February 2021, as amended in June 2022, regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company’s voting stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.
Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company’s proxy statement for its annual meeting of stockholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company or outside legal counsel of any updates to such information prior to the annual meeting.
The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
To be timely for the Company’s 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 7, 2024 and not later than the close of business on March 8, 2024. However, if the date of the 2024 annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is the later of March 8, 2024 or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting of stockholders must be received by us not later than January 2, 2024 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.
“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials, you may write our Chief Executive Officer at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335, or call 248-681-9815.
Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Chief Executive Officer at the address or telephone number listed above.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to Amy Rabourn, our Senior Vice President of Finance, 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

OCUPHIRE PHARMA, INC.

PROXY FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ocuphire Pharma, Inc. (the "Company") hereby appoints Richard Rodgers and Amy Rabourn, or either of them, each with full power of substitution, as proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Virtually on Tuesday, June 6, 2023, 4:00 p.m., Eastern Time. To register to attend the virtual Annual Meeting, please visit http://www.viewproxy.com/ocuphire/2023/ before 11:59 PM EST on June 2, 2023 and all adjournments or postponements thereof, and to otherwise represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR EVERY THREE YEARS FOR PROPOSAL 3.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2023 Proxy Statement and 2022 Annual Report are available at
http://www.viewproxy.com/ocuphire/2023

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following:

1. Election of Directors:

Nominee:	For	Withhold
01 Cam Gallagher	☐	☐
02 Sean Ainsworth	☐	☐
03 James Manuso	☐	☐
04 Richard Rodgers	☐	☐
05 Susan Benton	☐	☐
06 Jay Pepose	☐	☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

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The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote every THREE YEARS for proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Election of whether future advisory votes on executive compensation should occur every year, every two years or every three years.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

I plan on attending the meeting ☐

Date: ______________________

____
Signature

____
Signature (if held jointly)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.FCRvote.com/ocup

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.